Exhibit 10.2
EXECUTION VERSION

GUARANTY AND SECURITY AGREEMENT

This GUARANTY AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), dated as of __________, 2012, among the Persons listed on the signature pages hereof as "Full Grantors" or “Limited Grantor” and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a "Grantor" and collectively, the "Grantors"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), in its capacity as administrative agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, "Agent").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement") by and among Kronos Worldwide, Inc., as the borrower (the "Borrower"), the lenders party thereto as "Lenders" (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a "Lender"), Agent, the Lenders have agreed to make certain financial accommodations available to the Borrower from time to time pursuant to the terms and conditions thereof; and

WHEREAS, Agent has agreed to act as agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Credit Agreement and this Agreement;

WHEREAS, in order to induce the Lenders to enter into the Credit Agreement and the other Loan Documents, to induce the Cash Management Banks to enter into the Secured Cash Management Agreements and the Hedge Banks to enter into the Secured Hedge Agreements, if any, and to induce the Lenders and each other applicable Secured Party to make financial accommodations to the Borrower as provided for in the Credit Agreement, the other Loan Documents, the Secured Cash Management Agreements and the Secured Hedge Agreements, (a) each Grantor (other than the Borrower) has agreed to guaranty the Guarantied Obligations, and (b) each Grantor has agreed to grant to Agent, for the benefit of the Secured Parties, a continuing security interest in and to the Collateral (or with respect to Limited Grantor, the Limited Collateral) in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations; and

WHEREAS, each Grantor (other than the Borrower) is a Subsidiary of the Borrower and, as such, will benefit by virtue of the financial accommodations extended to the Borrower by the Lenders and each other applicable Secured Party.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Construction.

(a) All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement.  Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.  In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(i) “ABL Collateral Agent” has the meaning specified in the Credit Agreement.

(ii) “ABL Collateral Agreement” means the guaranty and security agreements by and among Kronos Canada, Inc., Borrower, Kronos Louisiana, Inc., Kronos (US), Inc., and the ABL Collateral Agent.

(iii) “ABL Documents” means the ABL Facility, ABL Collateral Agreement and all other instruments and agreements executed and delivered in connection therewith.

(iv) “ABL Obligations” means any obligations arising from the ABL Facility.

(v) “Account" means an account (as that term is defined in Article 9 of the Code).

(vi) "Account Debtor" means an account debtor (as that term is defined in the Code).

(vii) "Agent" has the meaning specified therefor in the preamble to this Agreement.

(viii) “Agreement" has the meaning specified therefor in the preamble to this Agreement.

(ix) "Books" means books and records (including each Grantor's Records indicating, summarizing, or evidencing such Grantor's assets (including the Collateral) or liabilities, each Grantor's Records relating to such Grantor's business operations or financial condition, and each Grantor's goods or General Intangibles related to such information).

(x) “Borrower" has the meaning specified therefor in the recitals to this Agreement.

(xi) “CFC” means a controlled foreign corporation (as that term is defined in the Internal Revenue Code).

(xii) “Chattel Paper" means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.

(xiii) "Code" means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent's Security Interest on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(xiv) "Collateral" has the meaning specified therefor in Section 3.  For the avoidance of doubt, the use of the term “Collateral” with respect to Limited Grantor shall be to the Limited Collateral.

(xv) "Control Agreement" shall mean a control agreement, in form and substance reasonably acceptable to Agent, executed and delivered by the applicable Grantor, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) and establishing the Agent’s “control” (as defined in the Code) with respect to the applicable Deposit Account or Securities Account.

(xvi) "Controlled Account" has the meaning specified therefor in Section 7(f) of the ABL Collateral Agreement.

(xvii) "Controlled Account Agreements" means those certain cash management agreements, in form and substance reasonably satisfactory to Agent, each of which is executed and delivered by a Grantor, Agent, the ABL Collateral Agent and one of the Controlled Account Banks.

(xviii) "Controlled Account Bank" has the meaning specified therefor in Section 7(f) of the ABL Collateral Agreement.

(xix) "Copyrights" means any and all rights in any works of authorship, including (A) copyrights and moral rights, (B) copyright registrations and recordings thereof and all applications in connection therewith, (C) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (D) the right to sue for past, present, and future infringements thereof, and (E) all of each Grantor's rights corresponding thereto throughout the world.

(xx) "Credit Agreement" has the meaning specified therefor in the recitals to this Agreement.

(xxi) "Deposit Account" means a deposit account (as that term is defined in the Code).

(xxii) “Distributions” shall mean, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

(xxiii) "Foreclosed Grantor" has the meaning specified therefor in Section 2(i)(iv).

(xxiv) "General Intangibles" means general intangibles (as that term is defined in the Code).

(xxv) "Grantor" and "Grantors" have the respective meanings specified therefor in the preamble to this Agreement.

(xxvi) "Guarantied Obligations" means all of the Secured Obligations now or hereafter existing, whether for principal, interest (including any interest that accrues after the commencement of an Bankruptcy Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Bankruptcy Proceeding), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Bankruptcy Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Bankruptcy Proceeding), or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by any Secured Party in enforcing any rights under the any of the Loan Documents, Secured Hedge Agreements and Secured Cash Management Agreements.  Without limiting the generality of the foregoing, Guarantied Obligations shall include all amounts that constitute part of the Guarantied Obligations and would be owed by the Borrower to any Secured Party but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other Bankruptcy Proceeding or similar proceeding involving the Borrower or any Guarantor.

(xxvii) "Guarantor" means each Grantor other than the Borrower.

(xxviii) "Guaranty" means the guaranty set forth in Section 2 hereof.

(xxix) “Hedge Obligations” means all existing or future payment and other obligations owing by any Grantor under any Secured Hedge Agreements.

(xxx) "Intellectual Property" means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

(xxxi)  “Intercompany Notes” shall mean (i) the intercompany note issued by Kronos International, Inc. to the Borrower, in the form shown in Schedule 3, and (ii) all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

(xxxii) "Inventory" means inventory (as that term is defined in the Code).

(xxxiii) "Investment Property" means any and all investment property (as that term is defined in the Code) other than the Securities Collateral.

(xxxiv) "Joinder" means each Joinder to this Agreement executed and delivered by Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(xxxv) “Lender Expenses” means those expenses set forth in Section 10.3 of the Credit Agreement.

(xxxvi) “Limited Collateral” means all of Limited Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located:  (a) 65% of the Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) or any successor regulation thereto) and (b) 100% of all other Capital Stock of Kronos Titan GmbH (and any successor entity) and Kronos Denmark ApS (and any successor entity), Distributions in connection with the foregoing, all Books evidencing, relating to, or referring to any of the foregoing and all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing.

(xxxvii) “Limited Grantor” means Kronos International, Inc., a Delaware corporation.

(xxxviii) "Negotiable Collateral" means instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

(xxxix) "Patents" means patents and patent applications, including (A) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (C) the right to sue for past, present, and future infringements thereof, and (D) all of each Grantor's rights corresponding thereto throughout the world.

(xl) “Pledged Securities” shall mean, collectively, (i) (a) 100% of the Capital Stock of Kronos Louisiana, Inc. (and any successor entity) and Kronos International, Inc. (and any successor entity) and (b) (x) 65% of the Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) or any successor regulation thereto) and (y) 100% of all other Capital Stock of Kronos Canada, Inc. (and any successor entity), Kronos Titan GmbH (and any successor entity) and Kronos Denmark ApS (and any successor entity), and (ii) all of the Capital Stock required to be pledged pursuant to Section 6.14 of the Credit Agreement.

(xli) "Proceeds" has the meaning specified therefor in Section 3(n).

(xlii) “Receivables” means all of the following now owned or hereafter arising or acquired assets of any Grantor:  (a) all Accounts; (b) all amounts at any time payable to any Grantor in respect of the sale or other disposition of any Account; (c) all interest, fees, late charges, penalties, collection fees, and other amounts due or to become due or otherwise payable in connection with any Account; (d) all payment intangibles; and (e) all other contract rights, Chattel Paper, instruments, or other forms of rights to payment, in each case arising from the sale, lease, or other disposition of Inventory, the licensing of Inventory, the rendition of services, or otherwise related to any Accounts or Inventory of a Grantor (including, choses in action, causes of action, or other rights and claims against carriers or shippers, rights to indemnification, and identifiable proceeds thereof, casualty or similar types of insurance, in each case relating to Collateral and identifiable proceeds thereof).

(xliii) "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(xliv) "Securities Account" means a securities account (as that term is defined in the Code).

(xlv) “Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes, and the Distributions.

(xlvi) "Security Interest" has the meaning specified therefor in Section 3.

(xlvii) "Supporting Obligations" means supporting obligations (as such term is defined in the Code).

(xlviii) "Trademarks" means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (A) all renewals thereof, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (C) the right to sue for past, present and future infringements and dilutions thereof, (D) the goodwill of each Grantor's business symbolized by the foregoing or connected therewith, and (E) all of each Grantor's rights corresponding thereto throughout the world.

(xlix) "URL" means "uniform resource locator," an internet web address.

(b) Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and  "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or."  The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Credit Agreement).  The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations or the Guarantied Obligations shall mean (i) the payment or repayment in full in immediately available funds of (A) the principal amount of, and interest accrued with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (B) all Lender Expenses that have accrued regardless of whether demand has been made therefor, (C) all fees or charges that have accrued hereunder or under any other Loan Document, (ii) the receipt by Agent of cash collateral in order to secure any other contingent Secured Obligations or Guarantied Obligations for which a claim or demand for payment has been made at such time that are reasonably expected to result in any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses), such cash collateral to be in the lesser of the amount of the demand or claim or such amount as Agent reasonably determines is appropriate to secure such contingent Secured Obligations or Guarantied Obligations, and (iii) the payment or repayment in full in immediately available funds of all other Secured Obligations or Guarantied Obligations (as the case may be) (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Secured Hedge Agreements provided by Hedge Banks but only if the Secured Hedge Agreement itself provides for termination or repayment of the Loan) other than (A) unasserted contingent indemnification obligations and (B) Secured Obligations under Secured Cash Management Agreements that are not then due and owing (other than obligations under Secured Hedge Agreements specifically provided in (iii) above.  Any reference herein to any Person shall be construed to include such Person's successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.

(c) All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. Guaranty.

(a) In recognition of the direct and indirect benefits to be received by Guarantors from the proceeds of the Loans and the entering into of any Secured Cash Management Agreement and any Secured Hedge Agreements and by virtue of the financial accommodations to be made to the Borrower, each of the Guarantors, jointly and severally, hereby unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Guarantied Obligations.  If any or all of the Guarantied Obligations becomes due and payable, each of the Guarantors, unconditionally and irrevocably, and without the need for demand, protest, or any other notice or formality, promises to pay such indebtedness to Agent, for the benefit of the Secured Parties, together with any and all expenses (including Lender Expenses) that may be incurred by any Secured Party in demanding, enforcing, or collecting any of the Guarantied Obligations (including the enforcement of any collateral for such Guarantied Obligations).  If claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received in payment of or on account of any or all of the Guarantied Obligations and any Secured Party repays all or part of said amount by reason of any judgment, decree, or order of any court or administrative body having jurisdiction over such payee or any of its property, then and in each such event, each of the Guarantors agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantors, notwithstanding any revocation (or purported revocation) of this Guaranty or other instrument evidencing any liability of any Grantor, and the Guarantors shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

(b) Additionally, each of the Guarantors unconditionally and irrevocably guarantees the payment of any and all of the Guarantied Obligations to Agent, for the benefit of the Secured Parties, whether or not due or payable by any Credit Party upon the occurrence of any of the events specified in Section 8.1(i) or (j) of the Credit Agreement, and irrevocably and unconditionally promises to pay such indebtedness to Agent, for the benefit of the Secured Parties, without the requirement of demand, protest, or any other notice or other formality, in lawful money of the United States.

(c) The liability of each of the Guarantors hereunder is primary, absolute, and unconditional, and is independent of any security for or other guaranty of the Guarantied Obligations, whether executed by any other Guarantor or by any other Person, and the liability of each of the Guarantors hereunder shall not be affected or impaired by (i) any payment on, or in reduction of, any such other guaranty or undertaking, (ii) any dissolution, termination, or increase, decrease, or change in personnel by any Grantor, (iii) any payment made to Agent, or any other Secured Party on account of the Guarantied Obligations which Agent or such other Secured Party repays to any Grantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding (or any settlement or compromise of any claim made in such a proceeding relating to such payment), and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (iv) any action or inaction by Agent or any other Secured Party or (v) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Guarantied Obligations or of any security therefor.

(d) This Guaranty includes all present and future Guarantied Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part.  To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by Agent, (ii) no such revocation shall apply to any Guarantied Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Lender or any other Secured Party in existence on the date of such revocation, (iv) no payment by any Guarantor, the Borrower, or from any other source, prior to the date of Agent's receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (v) any payment by the Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder.  This Guaranty shall be binding upon each Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Agent (for the benefit of the Secured Parties) and its successors, transferees, or assigns.

(e) The guaranty by each of the Guarantors hereunder is a guaranty of payment and not of collection.  The obligations of each of the Guarantors hereunder are independent of the obligations of any other Guarantor or Grantor or any other Person and a separate action or actions may be brought and prosecuted against one or more of the Guarantors whether or not action is brought against any other Guarantor or Grantor or any other Person and whether or not any other Guarantor or Grantor or any other Person be joined in any such action or actions.  Any payment by any Grantor or other circumstance which operates to toll any statute of limitations as to any Grantor shall operate to toll the statute of limitations as to each of the Guarantors.

(f) Each of the Guarantors authorizes Agent and the other Secured Parties, without notice or demand, and without affecting or impairing its liability hereunder, from time to time to, but in each case only in accordance with the terms of the Credit Agreement and other Loan Documents:

(i) change the manner, place, or terms of payment of, or change or extend the time of payment of, renew, increase, accelerate, or alter:  (A) any of the Guarantied Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon); or (B) any security therefor or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guarantied Obligations as so changed, extended, renewed, or altered;

(ii) take and hold security for the payment of the Guarantied Obligations and sell, exchange, release, impair, surrender, realize upon, collect, settle, or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure the Guarantied Obligations (including any of the obligations of all or any of the Guarantors under this Guaranty) incurred directly or indirectly in respect thereof or hereof, or any offset on account thereof;

(iii) exercise or refrain from exercising any rights against any Grantor;

(iv) release or substitute any one or more endorsers, Guarantors, any Grantor, or other obligors;

(v) settle or compromise any of the Guarantied Obligations, any security therefor, or any liability (including any of those of any of the Guarantors under this Guaranty) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Grantor to its creditors;

(vi) apply any sums by whomever paid or however realized to any liability or liabilities of any Grantor to Agent or any other Secured Party regardless of what liability or liabilities of such Grantor remain unpaid;

(vii) consent to or waive any breach of, or any act, omission, or default under, this Agreement, any other Loan Document, any Secured Cash Management Agreement, any Secured Hedge Agreement, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify, or supplement this Agreement, any other Loan Document, any Secured Cash Management Agreement, any Secured Hedge Agreement, or any of such other instruments or agreements; or

(viii) take any other action that could, under otherwise applicable principles of law, give rise to a legal or equitable discharge of one or more of the Guarantors from all or part of its liabilities under this Guaranty.

(g) It is not necessary for Agent or any other Secured Party to inquire into the capacity or powers of any of the Guarantors or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guarantied Obligations made or created in reliance upon the professed exercise of such powers shall be Guaranteed hereunder.

(h) Each Guarantor jointly and severally guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any other Secured Party with respect thereto.  The obligations of each Guarantor under this Guaranty are independent of the Guarantied Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any other Guarantor or whether any other Guarantor is joined in any such action or actions.  The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defense it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto against Borrower or another Guarantor;

(ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Guarantied Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guarantied Obligations resulting from the extension of additional credit;

(iii) any taking, exchange, release, or non-perfection of any Lien in and to any Collateral, or any taking, release, amendment, waiver of, or consent to departure from any other guaranty, for all or any of the Guarantied Obligations;

(iv) the existence of any claim, set-off, defense, or other right that any Guarantor may have at any time against any Person, including Agent or any of the other Secured Parties;

(v) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor;

(vi) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Lender or any other Secured Party including any defense based upon an impairment or elimination of such Guarantor's rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against any other Grantor or any guarantors or sureties;

(vii) any change, restructuring, or termination of the corporate, limited liability company, or partnership structure or existence of any Grantor; or

(viii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or any other guarantor or surety.

(i) Waivers:

(i) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require Agent or any other Secured Party to (i) proceed against any other Grantor or any other Person, (ii) proceed against or exhaust any security held from any other Grantor or any other Person, or (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Grantor, any other Person, or any collateral, or (iv) pursue any other remedy in any Secured Party’s power whatsoever.  Each of the Guarantors waives any defense based on or arising out of any defense of any Grantor or any other Person, other than payment of the Guarantied Obligations to the extent of such payment, based on or arising out of the disability of any Grantor or any other Person, or the validity, legality, or unenforceability of the Guarantied Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Grantor other than payment of the Guarantied Obligations to the extent of such payment.  During the continuance of an Event of Default, Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent or any other Secured Party may have against any Grantor or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Guarantors hereunder except to the extent the Guarantied Obligations have been paid.

(ii) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Guarantied Obligations or other financial accommodations.  Each of the Guarantors waives notice of any Default or Event of Default under any of the Loan Documents.  Each of the Guarantors assumes all responsibility for being and keeping itself informed of each Grantor's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations and the nature, scope, and extent of the risks which each of the Guarantors assumes and incurs hereunder, and agrees that neither Agent nor any other Secured Party shall have any duty to advise any of the Guarantors of information known to them regarding such circumstances or risks.

(iii) To the fullest extent permitted by applicable law, each Guarantor hereby waives:  (A) any right to assert against any Secured Party, any defense (legal or equitable), set-off, counterclaim, or claim which each Guarantor may now or at any time hereafter have against the Borrower or any other party liable to any Secured Party; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (C) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party including any defense based upon an impairment or elimination of such Guarantor's rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against the Borrower or other guarantors or sureties; and (D) the benefit of any statute of limitations affecting Borrower’s or any other Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder.

(iv) No Guarantor will exercise any rights that it may now or hereafter acquire against any Grantor or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent or any other Secured Party against any Grantor or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Grantor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guarantied Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Secured Parties, and shall forthwith be paid to Agent to be credited and applied to the Guarantied Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Agreement, or to be held as Collateral for any Guarantied Obligations or other amounts payable under this Guaranty thereafter arising.  Notwithstanding anything to the contrary contained in this Guaranty, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Grantor (the "Foreclosed Grantor"), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Capital Stock of such Foreclosed Grantor whether pursuant to this Agreement or otherwise.

(v) Each of the Guarantors represents, warrants, and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

3. Grant of Security.  Limited Grantor (with respect to the Limited Collateral only) and each other Grantor (other than Limited Grantor) hereby unconditionally grants, assigns, and pledges to Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest (hereinafter referred to as the "Security Interest") in all of such Grantor's right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the "Collateral"):

(a) Securities Collateral;

(b) Accounts;

(c) Inventory;

(d) all of such Grantor's Instruments, Chattel Paper (including all tangible and electronic Chattel Paper) and other contracts, in each case to and only to the extent governing, evidencing, substituting for, arising from or constituting proceeds of any Accounts, other Receivables, Inventory, or other Collateral;

(e) Deposit Accounts, money and Cash Equivalents in each case, to the extent arising from or constituting proceeds of Accounts, other Receivables, Inventory, or other Collateral;

(f) all contracts, documents of title, and other documents that evidence the ownership of, right to receive or possess, or that otherwise relate to, any Accounts, other Receivables, Inventory, or other Collateral, including contracts, documents of title, and other documents that relate to the acquisition of, or sale or other disposition of, any Inventory, and all contracts, documents of title, or other documents that arise from or constitute proceeds of Accounts, other Receivables, Inventory, or other Collateral;

(g) all guaranties, contracts of suretyship, insurance, letters of credit, letter-of-credit rights, security and other credit enhancements (including repurchase agreements), and Supporting Obligations, in each case in respect and only in respect of the Accounts, other Receivables, Inventory, or other Collateral, including (i) rights of stoppage in transit, replevin, repossession, reclamation, and other rights and remedies of an unpaid vendor, and (ii) deposits by and property of Account Debtors or other persons securing the obligations of Account Debtors in respect of Accounts or other Receivables;

(h) all General Intangibles (other than Intellectual Property) to the extent arising from or constituting proceeds of, any Accounts, other Receivables, Inventory or other Collateral;

(i) other assets of such Grantor that now or hereafter come into the possession, custody, or control of Agent (or its agent or designee) or any other Secured Party to the extent arising from, relating to, or constituting proceeds of, any Accounts, other Receivables, Inventory or other Collateral;

(j) all Investment Property (including securities, whether certificated or uncertificated, Securities Accounts, security entitlements, commodity contracts, or commodity accounts) and all monies, credit balances, deposits, and other property of any Grantor now or hereafter held, or received by, or in transit to, Agent (or its agent or designee) or any other Secured Party, any bank, securities intermediary, depository, or other institution from or for the Account of any Grantor, whether for safekeeping, pledge, custody, transmission, collection, or otherwise, in each case, to the extent arising from or constituting proceeds of Accounts, other Receivables, Inventory, or other Collateral;

(k) all claims under policies of casualty insurance and all proceeds of casualty insurance, in each case, payable by reason of loss or damage to any, Accounts, other Receivables, Inventory or other Collateral and all proceeds of casualty insurance;

(l) to the extent not otherwise described above, all Receivables;

(m) all Books evidencing, relating to, or referring to any of the foregoing and

(n) all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing (the "Proceeds").

4. Security for Secured Obligations.  The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to any Secured Party, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Bankruptcy Proceeding involving any Grantor due to the existence of such Bankruptcy Proceeding.

5. Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Lenders shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or any other Loan Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents.

6. Representations and Warranties.  In order to induce Agent to enter into this Agreement for the benefit of the Secured Parties, each Grantor makes the following representations and warranties to the Secured Parties which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and such representations and warranties shall survive the execution and delivery of this Agreement:

(a) The name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Grantor is set forth on Schedule 1 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

(b) The chief executive office of each Grantor is located at the address indicated on Schedule 1 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

(c) Each Grantor's tax identification numbers and organizational identification numbers, if any, are identified on Schedule 1 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

(d) Set forth on Schedule 2 (as such Schedule may be updated from time to time and provided that Grantors comply with Section 10(c) hereof) is a listing of all of Grantors' (other than the Limited Grantor’s) Deposit Accounts and Securities Accounts, in each case that constitute Collateral, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts that constitute Collateral maintained with such Person.

(e) This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations.  Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor's name on Schedule 4.  Upon the making of such filings and the taking of such actions, Agent shall have a first priority perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement and the taking of such actions.  All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

7. No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor.

8. Each Grantor represents and warrants that all of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable.  There is no amount or other obligation owing by any Grantor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Grantor’s status as a partner or a member of any issuer of the Pledged Securities.

9. Delivery of Collateral Securities Collateral; Perfection of Uncertificated Securities Collateral.

(a) Each Grantor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Agent has a perfected first priority security interest therein.  Each Grantor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Grantor after the date hereof shall promptly (but in any event within five days after receipt thereof by such Grantor) be delivered to and held by or on behalf of the Agent pursuant hereto.  All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent.  The Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.  In addition, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

(b) Each Grantor represents and warrants that the Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof.  Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law, (i) cause the issuer to execute and deliver to the Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Agent, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Agent the right to transfer such Pledged Securities under the terms hereof, (iii) upon reasonable request by the Agent, provide to the Agent an opinion of counsel, in form and substance reasonably satisfactory to the Agent, confirming such pledge and perfection thereof, and (iv) after the occurrence and during the continuance of any Event of Default, upon request by the Agent, (A) cause the Organization Documents of each such issuer that is a Subsidiary of the Borrower to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Agent in accordance with the provisions of Section 11(a).

10. Covenants.  Each Grantor, jointly and severally, covenants and agrees with Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 26:

(a) Possession of Collateral.  In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper having an aggregate value or face amount of $1,000,000 or more for all such Negotiable Collateral, Investment Property, or Chattel Paper, the Grantors shall promptly (and in any event within five (5) Business Days after acquisition thereof), notify Agent thereof, and if and to the extent that perfection or priority of Agent's Security Interest is dependent on or enhanced by possession, the applicable Grantor, promptly (and in any event within five (5) Business Days) after request by Agent, shall execute such other documents and instruments as shall be requested by Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to Agent, together with such undated powers (or other relevant document of transfer reasonably acceptable to Agent) endorsed in blank as shall be requested by Agent, and shall do such other acts or things deemed necessary or desirable by Agent to protect Agent's Security Interest therein;

(b) Chattel Paper.

(i) Promptly (and in any event within five (5) Business Days) after request by Agent, each Grantor (other than Limited Grantor) shall take all steps reasonably necessary to grant Agent control of all electronic Chattel Paper in accordance with the Code and all "transferable records" as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that such electronic Chattel Paper governs, evidences, substitutes for, arises from or constitutes proceeds of any Accounts, other Receivables, Inventory, or other Collateral and the aggregate value or face amount of such electronic Chattel Paper equals or exceeds $1,000,000;

(ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement) that govern, evidence, substitute for, arise from or constitute proceeds of any Accounts, other Receivables, Inventory, or other Collateral, promptly upon the request of Agent, such Chattel Paper and instruments shall (if not marked with a legend in favor of ABL Collateral Agent to the extent the ABL Facility is then outstanding and prior to the payment in full of the ABL Facility as provided for in the ABL Intercreditor Agreement) be marked with the following legend:  "This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wells Fargo Bank, National Association, as Agent for the benefit of the Secured Parties";

(c) Control Agreements.

(i) Except to the extent otherwise excused by clause (iii) below, each Grantor (other than Limited Grantor) shall obtain an authenticated Control Agreement (which may include a Controlled Account Agreement), from each bank maintaining a Deposit Account or Securities Account for such Grantor in each case that constitutes Collateral;

(ii) Except to the extent otherwise excused by clause (iii) below, each Grantor (other than Limited Grantor) shall obtain an authenticated Control Agreement, from each securities intermediary holding any financial assets to or for any Grantor, or maintaining a Securities Account for such Grantor, in each case that constitutes Collateral; and

(iii) Other than (i) an aggregate amount of not more than $500,000 at any one time and (ii) amounts deposited into Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for any Grantor’s or its Subsidiaries’ employees, no Grantor (other than Limited Grantor) will make, acquire, or permit to exist Investments, cash or Cash Equivalents to be held on behalf of Grantor by a bank or securities intermediary, in each case that would constitute Collateral unless Grantor and the applicable bank or securities intermediary have entered into Control Agreements with Agent governing such Collateral in order to perfect (and further establish) Agent’s Security Interest in such Collateral.

(d) Government Contracts.  Other than Accounts the aggregate value of which does not at any one time exceed $1,000,000, if any Account arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors (other than Limited Grantor) shall promptly (and in any event within five (5) Business Days of the creation thereof) notify Agent thereof and, promptly (and in any event within five (5) Business Days) after request by Agent, execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Secured Parties, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law;

(e) Transfers and Other Liens.  Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by the Credit Agreement or any other Loan Document, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Liens.  The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent's consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents;

(f) Reserved.

(g) Name, Etc.  No Grantor will change its name, organizational identification number, jurisdiction of organization or organizational identity; provided, that Grantor may change its name upon at least five (5) Business Days prior written notice to Agent of such change.

(h) ABL Agent.                      In the event any Grantor takes any action to grant or perfect a Lien in favor of the ABL Collateral Agent in any assets (other than granting “control” over any ABL Priority Collateral to the ABL Collateral Agent including, without limitation, actions to perfect security interests in Deposit Accounts, Chattel Paper, or Negotiable Collateral, in each case that constitute ABL Priority Collateral), such Grantor, as applicable, shall also take such action to grant or perfect a Lien in favor of the Agent to secure the Secured Obligations.

11. Securities Collateral Provisions.

(a) Pledge of Additional Securities Collateral. Each Grantor shall, upon obtaining any Securities Collateral of any person, accept the same in trust for the benefit of the Agent and promptly (but in any event within five days after receipt thereof) deliver to the Agent a pledge amendment, duly executed by such Grantor, in form and substance reasonably satisfactory to Agent, and the certificates and other documents required under Section 9(a) and Section 9(b) hereof in respect of the additional Securities Collateral which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Securities Collateral.  Each Grantor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Securities Collateral listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Collateral.

(b) Voting Rights; Distributions; etc.

(i) So long as no Event of Default shall have occurred and be continuing:

(A) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Obligations; provided, however, that no Grantor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

(B) Each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Agent to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor and be promptly (but in any event within five days after receipt thereof) delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(ii) So long as no Event of Default shall have occurred and be continuing, the Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 11(b)(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 11(b)(i)(B) hereof.

(iii) Upon the occurrence and during the continuance of any Event of Default:

(A) All rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 11(b)(i)(A) hereof shall immediately cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(B) All rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 11(b)(i)(B) hereof shall immediately cease and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions.

(iv) Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Agent appropriate instruments as the Agent may request in order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 11 (b)(iii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 11(b)(iii)(B) hereof.

(v) All Distributions which are received by any Grantor contrary to the provisions of Section 11(b)(i)(B) hereof shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall immediately be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(c) Defaults, etc. Each Grantor hereby represents and warrants that (i) such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Securities pledged by it, and such Grantor is not in violation of any other provisions of any such agreement to which such Grantor is a party, or otherwise in default or violation thereunder, (ii) no Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any person with respect thereto, and (iii) as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates representing such Pledged Securities that have been delivered to the Agent) which evidence any Pledged Securities of such Grantor.

(d) Certain Agreements of Grantors As Issuers and Holders of Capital Stock.

(i) In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(ii) In the case of each Grantor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organization Document to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Agent or its nominee and to the substitution of the Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

12. Relation to Credit Agreement.  In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

13. Further Assurances.

(a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Agent may reasonably request, in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Each Grantor authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c) Each Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral by any description which reasonably approximates the description contained in this Agreement, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.  Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

14. Agent's Right to Perform Contracts, Exercise Rights, etc.  Upon the occurrence and during the continuance of an Event of Default and in connection with the enforcement of Agent’s rights hereunder, Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, and (b) shall have the right to request that any Capital Stock that is pledged hereunder be registered in the name of Agent or any of its nominees.

15. Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

(b) to receive and open all mail addressed to such Grantor (other than Limited Grantor) and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;

(c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper that constitute Collateral;

(d) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral; and

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor (other than Limited Grantor) in respect of any Account of such Grantor.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

16. Agent May Perform.  If any Grantor fails to perform any agreement contained herein after written notice from Agent and a reasonable opportunity to cure as reasonably determined by the Agent, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

17. Agent's Duties.  The powers conferred on Agent hereunder are solely to protect Agent's interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon Agent to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

18. Collection of Accounts, General Intangibles and Negotiable Collateral.  At any time upon the occurrence and during the continuance of an Event of Default and in connection with the enforcement of Agent’s rights hereunder, Agent or Agent's designee may (a) notify Account Debtors of any Grantor (other than Limited Grantor) that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral (in each case, that constitute Collateral) of such Grantor have been assigned to Agent, for the benefit of the Secured Parties, or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral (in each case, that constitute Collateral) of any Grantor (other than Limited Grantor) directly, and any collection costs and expenses shall constitute part of such Grantor's Secured Obligations under the Loan Documents.

19. Remedies.  Upon the occurrence and during the continuance of an Event of Default:

(a) Agent may, and, at the instruction of the Required Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.  Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notification of sale shall be required by law, at least ten (10) days notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable "authenticated notification of disposition" within the meaning of Section 9-611 of the Code.  Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given.  Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Agent may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor's Deposit Accounts that constitute Collateral in which Agent's Security Interests are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Agent, and (ii) with respect to any Grantor's Securities Accounts that constitute Collateral in which Agent's Security Interests are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Agent.

(c) Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement.   In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(d) Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing.  Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Agent.

20. Remedies Cumulative.  Each right, power, and remedy of Agent or any other Secured Party as provided for in this Agreement, the other Loan Documents, any Secured Cash Management Agreement or any Secured Hedge Agreement now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement, the other Loan Documents, any Secured Cash Management Agreement or any Secured Hedge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent or any other Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent or such other Secured Party of any or all such other rights, powers, or remedies.

21. Marshaling. Agent  shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

22. Indemnity and Expenses.

(a) Each Grantor agrees to indemnify Agent and the other Secured Parties from and against all claims, lawsuits and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction.  This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.

(b) Grantors, jointly and severally, shall, upon demand, pay to Agent all the Lenders Expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

23. Merger, Amendments; Etc.  THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each Grantor to which such amendment applies.

24. Addresses for Notices.  All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to any of the Grantors at their respective addresses specified in the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

25. Continuing Security Interest: Assignments under Credit Agreement.

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Secured Obligations have been paid in full in accordance with the provisions of the Credit Agreement, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.  Upon payment in full of the Secured Obligations in accordance with the provisions of the Credit Agreement, the Guaranty made and the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto.  At such time, upon the Borrower's request and at Borrower’s sole cost and expense, Agent will authorize the filing of appropriate termination statements to terminate such Security Interest.  No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any other loans made by any Lender to the Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement.  Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth.  A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

(b) Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set, aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Agent or any Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (i) any Lien or other Collateral securing such Grantor's liability hereunder shall have been released or terminated by virtue of the foregoing clause (a), or (ii) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

26. Survival.  All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any other Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid.

27. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH GRANTOR AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 27(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A "CLAIM").  EACH GRANTOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK AND THE STATE OF ILLINOIS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) NO CLAIM MAY BE MADE BY ANY GRANTOR AGAINST THE AGENT, ANY OTHER LENDER, ISSUING LENDER, OR THE UNDERLYING ISSUER, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

28. New Subsidiaries.  Pursuant to Section 6.14 of the Credit Agreement, certain Subsidiaries (whether by acquisition or creation) of any Grantor are required to enter into this Agreement by executing and delivering in favor of Agent a Joinder to this Agreement in substantially the form of Annex 1.  Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Guarantor and Grantor hereunder with the same force and effect as if originally named as a Guarantor and Grantor herein.  The execution and delivery of any instrument adding an additional Guarantor or Grantor as a party to this Agreement shall not require the consent of any Guarantor or Grantor hereunder.  The rights and obligations of each Guarantor and Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor or Grantor hereunder.

29. Agent.  Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Agent" shall be a reference to Agent, for the benefit of the Secured Parties.

30. Miscellaneous.

(a) This Agreement is a Loan Document.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c) Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any of the Lenders or any Grantor, whether under any rule of construction or otherwise.  This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

31. ABL Priority Collateral. Notwithstanding anything herein to the contrary, prior to the Payment in Full of ABL Priority Debt (as defined in the Intercreditor Agreement), the requirements of this Agreement to deliver or grant control over ABL Priority Collateral to the Agent shall be deemed satisfied by delivery of or granting control over such ABL Priority Collateral to the ABL Collateral Agent as bailee for the Agent pursuant to the Intercreditor Agreement.  The parties hereto acknowledge and agree that pursuant to the ABL Documents, the Grantors may from time to time seek collateral access agreements or landlord lien waiver agreements (collectively, the “ABL Collateral Access Agreements”). To the extent any such ABL Collateral Access Agreement is being sought in favor of the ABL Collateral Agent, the applicable Grantor shall, subject to the cooperation of the Agent, use commercially reasonable efforts to cause a substantially identical agreement to be executed in favor of the Collateral Agent; provided, however, that if the terms of any such ABL Collateral Access Agreements are not acceptable to the Agent, then the applicable Grantor shall not be required to obtain such ABL Collateral Access Agreements in favor of the Agent and the Grantor shall not be prevented from obtaining any such ABL Collateral Access Agreements in favor of the ABL Collateral Agent.

32. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement with respect to the Collateral, the terms of the Intercreditor Agreement shall govern and control.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

FULL GRANTORS:	KRONOS WORLDWIDE, INC. By: Name: Title:

KRONOS LOUISIANA, INC. By: Name: Title:

KRONOS (US), INC. By: Name: Title:
LIMITED GRANTOR:
KRONOS INTERNATIONAL, INC. By: Name: Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association By: Name: Title:

[SIGNATURE PAGE TO SECURITY AGREEMENT]

SCHEDULE 1

NAME; CHIEF EXECUTIVE OFFICE; TAX IDENTIFICATION NUMBERS AND ORGANIZATIONAL NUMBERS

Legal Name1	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	Jurisdiction of Formation
Kronos International, Inc.	Yes	File No: 2182484	22-2949593	Delaware2
Kronos Louisiana, Inc.	Yes	File No: 22014957	76-0294961	Delaware
Kronos (US), Inc.	Yes	File No: 2087814	13-334636	Delaware
Kronos Worldwide, Inc.	Yes	File No: 2210471	76-0294959	Delaware

1 The business address for the chief executive office for each of Kronos International, Inc., Kronos Louisiana, Inc., Kronos (US), Inc. and Kronos Worldwide, Inc. is 5430 LBJ Freeway, Suite 1700, Dallas, Texas, 75240.

2 Kronos International, Inc. is also registered in the commercial register in the local court in Cologne, North Rhine-Westphalia, Federal Republic of Germany.

SCHEDULE 2

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS                                                                                                 THAT CONSTITUTE COLLATERAL

OWNER	TYPE OF ACCOUNT	BANK OR INTERMEDIARY	ACCOUNT NUMBERS
Kronos Louisiana, Inc.	Master	US Bank	130103005133

Kronos (US), Inc.	Lockbox	Comerica Bank	1852261708
Kronos (US), Inc.	Investment	Comerica Bank	1080033299
Kronos (US), Inc.	Investment	JP Morgan	3241767000
Kronos (US), Inc.	Master	US Bank	130103005141
Kronos (US), Inc.	Accounts Payable	US Bank	130103009671

Kronos Worldwide, Inc.	Investment	Comerica Bank	1080034252
Kronos Worldwide, Inc.	Investment	JP Morgan	3241317004
Kronos Worldwide, Inc.	Master	US Bank	130103046889

SCHEDULE 3

FORM OF INTERCOMPANY NOTE

SCHEDULE 4

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Grantor	Jurisdictions
Kronos International, Inc.	Delaware
Kronos Louisiana, Inc.	Delaware
Kronos (US), Inc.	Delaware
Kronos Worldwide, Inc.	Delaware

ANNEX 1 TO GUARANTY AND SECURITY AGREEMENT
FORM OF JOINDER

Joinder No. ____ (this "Joinder"), dated as of ____________ 20___, to the Guaranty and Security Agreement, dated as of ___________ __, 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the "Guaranty and Security Agreement"), by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, "Grantors" and each, individually, a "Grantor") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), in its capacity as agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, "Agent").

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of ___________ __, 20__ (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement") by and among Kronos Worldwide, Inc., as the borrower (the "Borrower"), the lenders party thereto as "Lenders" (such Lenders, together with their respective successors and assigns in such capacity, each, individually, a "Lender" and, collectively, the "Lenders"), and Agent, the Lenders have agreed to make certain financial accommodations available to the Borrower from time to time pursuant to the terms and conditions thereof; and

WHEREAS, initially capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and Security Agreement or, if not defined therein, in the Credit Agreement, and this Joinder shall be subject to the rules of construction set forth in Section 1(b) of the Guaranty and Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis; and

WHEREAS, Grantors have entered into the Guaranty and Security Agreement in order to induce the Secured Parties to make certain financial accommodations to the Borrower as provided for in the Credit Agreement, the other Loan Documents, the Secured Cash Management Agreements and the Secured Hedge Agreements; and

WHEREAS, pursuant to Section 6.14 of the Credit Agreement and Section 28 of the Guaranty and Security Agreement, certain Subsidiaries of the Loan Parties, must execute and deliver certain Loan Documents, including the Guarantor and Security Agreement, and the joinder to the Guaranty and Security Agreement by the undersigned new Grantor or Grantors (collectively, the "New Grantors") may be accomplished by the execution of this Joinder in favor of Agent, for the benefit of the Secured Parties; and

WHEREAS, each New Grantor (a) is a Subsidiary of the Borrower and, as such, will benefit by virtue of the financial accommodations extended to the Borrower by the Lenders and each other applicable Secured Party and (b) by becoming a Grantor will benefit from certain rights granted to the Grantors pursuant to the terms of the Loan Documents and the Secured Cash Management Agreements and the Secured Hedge Agreements;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1.           In accordance with Section 28 of the Guaranty and Security Agreement, each New Grantor, by its signature below, becomes a "Grantor" and "Guarantor" under the Guaranty and Security Agreement with the same force and effect as if originally named therein as a "Grantor" and "Guarantor" and each New Grantor hereby (a) agrees to all of the terms and provisions of the Guaranty and Security Agreement applicable to it as a "Grantor" or "Guarantor" thereunder and (b) represents and warrants that the representations and warranties made by it as a "Grantor" or "Guarantor" thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof.  In furtherance of the foregoing, each New Grantor hereby (a) jointly and severally unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration, or otherwise, of all of the Guarantied Obligations, and (b) unconditionally grants, assigns, and pledges to Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in and to all of such New Grantor's right, title and interest in and to the Collateral.  Each reference to a "Grantor" or "Guarantor" in the Guaranty and Security Agreement shall be deemed to include each New Grantor.  The Guaranty and Security Agreement is incorporated herein by reference.

2.           Schedule 1, Name; Chief Executive Office; Tax Identification Numbers and Organizational Numbers, Schedule 2, "Deposit Accounts and Securities Accounts", Schedule 3, "Controlled Account Banks", and Schedule 4, "List of Uniform Commercial Code Filing Jurisdictions" attached hereto supplement Schedule 1, Schedule 2, Schedule 3, and Schedule 4 respectively, to the Guaranty and Security Agreement and shall be deemed a part thereof for all purposes of the Guaranty and Security Agreement.

3.           Each New Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.  Each New Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction in connection with the Loan Documents.

4.           Each New Grantor represents and warrants to Agent and the other Secured Parties, that this Joinder has been duly executed and delivered by such New Grantor and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.           This Joinder is a Loan Document.  This Joinder may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Joinder.  Delivery of an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Joinder.  Any party delivering an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Joinder but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Joinder.

6.           The Guaranty and Security Agreement, as supplemented hereby, shall remain in full force and effect.

7.           THIS JOINDER SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 27 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Guaranty and Security Agreement to be executed and delivered as of the day and year first above written.

NEW GRANTOR:	[NAME OF NEW GRANTOR] By: Name: Title:

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association By: Name: Title:

[SIGNATURE PAGE TO JOINDER NO. ___ TO SECURITY AGREEMENT]

[SIGNATURE PAGE TO JOINDER NO. ___ TO SECURITY AGREEMENT]

EXHIBIT 1

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of the Guaranty and Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement), dated as of [                         ], 2012, made by KRONOS WORLDWIDE, INC., a Delaware Corporation (the “Borrower”), the Guarantors party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity and together with any successors in such capacity, the “Agent”), (ii) agrees promptly to note on its books the security interests granted to the Agent and confirmed under the Agreement, (iii) agrees that it will comply with instructions of the Agent with respect to the applicable Securities Collateral (including all Capital Stock of the undersigned) without further consent by the applicable Grantor, (iv) agrees to notify the Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Agent or its nominee or the exercise of voting rights by the Agent or its nominee.

[                                                          ]

By:

Name:

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